As filed with the Securities and Exchange Commission on December 9, 2003

File No. 70-10096

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 4
(SECOND POST-EFFECTIVE)
TO
FORM U-1 APPLICATION-DECLARATION
UNDER
THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

Xcel Energy Inc. 800 Nicollet Mall Minneapolis, Minnesota 55402 (Name of company filing this statement and address of principal executive offices)

Xcel Energy Inc.

(Name of top registered holding company parent)

Gary R. Johnson
Vice President and General Counsel
Xcel Energy
800 Nicollet Mall
Minneapolis, Minnesota 55402
(Name and address of agent for service)
The Commission is requested to send copies of all notices, orders and communications in connection with this Application-Declaration to:

Peter D. Clarke
Debra J. Schnebel
Jones Day
77 West Wacker, Suite 3500
Chicago, IL 60601
(312) 782-3939

AMENDMENT NO. 4 TO FORM U-1 APPLICATION-DECLARATION UNDER THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935
SIGNATURE

AMENDMENT NO. 4 TO FORM U-1 APPLICATION-DECLARATION
UNDER THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

     Xcel Energy Inc. (“Xcel Energy”) hereby withdraws Amendment No. 3 to its Application/Declaration on Form U-1 in File No. 70-10096 filed with the Securities and Exchange Commission (the “Commission”) on September 12, 2003.

     As of November 30, 2003, Xcel Energy has sufficient retained earnings to enable it to pay Xcel Energy’s next regularly scheduled dividend on its common and preferred stock out of retained earnings and therefore no longer seeks authorization from the Commission to make such payment out of capital and unearned surplus.

SIGNATURE

     Pursuant to the requirements of the Public Utility Holding Company Act of 1935, as amended, Xcel Energy has duly caused this Application to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 9, 2003

Xcel Energy Inc.

By:	Richard C. Kelly Richard C. Kelly President and Chief Operating Officer